                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): January 12, 1997
                                                 ------------------


                           SOMATIX THERAPY CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)
                                       x

         Delaware                   0-14758                      94-2762045
----------------------------      -----------                -------------------
(State or Other Jurisdiction      (Commission                   (IRS Employer
    of Incorporation)             File Number)               Identification No.)


 950 Marina Village Parkway, Suite 100, Alameda, California            94501
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code:   (510) 748-3000
                                                    ------------------


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)


                                  Page 1 of __

Item 5.  Other Events.

        As reported in the Current Report on Form 8-K of Somatix Therapy Corporation (the "Company") filed on January 27, 1997, the Company, Cell Genesys, Inc. ("CGI") and S. Merger Corp., a wholly-owned subsidiary of CGI, previously entered into an Agreement and Plan of Merger and Reorganization, dated as of January 12, 1997 (the "Merger Agreement"). On March 27, 1997, in connection with the agreement of the Company to consent to a cross-license and settlement agreement involving CGI and certain other parties, the Merger Agreement was amended and restated to, among other things, eliminate two contingent downward adjustments to the exchange ratios applicable to the common stock and Series A preferred stock of the Company. A copy of the amended and restated Merger Agreement (the "Amended and Restated Merger Agreement") is attached hereto as Exhibit 2.1.

        In accordance with Section 7.13 of the Amended and Restated Merger Agreement, the Company was obligated to cause its independent certified public accountants to prepare and audit balance sheets and related financial statements of Somatix at and as of December 31, 1996 (the "Audited December 31, 1996 Financial Statements"). The Audited December 31, 1996 Financial Statements, together with the Report of Ernst & Young, LLP, Independent Auditors, are set forth immediately below.


                                       2.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Somatix Therapy Corporation


We have audited the accompanying consolidated balance sheets of Somatix Therapy Corporation as of December 31, 1996, and June 30, 1996, the consolidated statements of operations and cash flows for the six month period ended December 31, 1996, and the consolidated statements of stockholders' equity for the year ended June 30, 1996 and the six months ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the consolidated financial position of Somatix Therapy Corporation at December 31, 1996 and June 30, 1996 , and the results of its operations and its cash flows for the six month period ended December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Somatix Therapy Corporation will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses from operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability or classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                                               ERNST & YOUNG LLP


Palo Alto, California
January 31, 1997

                           SOMATIX THERAPY CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                December 31,     June 30,
                                                                    1996            1996
                                                               -------------   -------------
Current assets:
    Cash and cash equivalents ..............................   $   5,786,000   $   6,703,000
    Marketable securities ..................................       3,905,000       7,738,000
    Other current assets ...................................         998,000         889,000
                                                               -------------   -------------
          Total current assets .............................      10,689,000      15,330,000

Marketable securities ......................................              --         595,000
Restricted cash ............................................         300,000         650,000

Equipment and improvements, at cost:
    Laboratory and production equipment ....................       4,173,000       4,136,000
    Equipment under capital leases .........................       3,737,000       3,435,000
    Furniture and office equipment .........................       1,136,000       1,266,000
    Leasehold improvements .................................       4,465,000       4,286,000
                                                               -------------   -------------
                                                                  13,511,000      13,123,000
    Less accumulated depreciation and amortization .........      11,495,000      10,459,000
                                                               -------------   -------------
    Net equipment and improvements .........................       2,016,000       2,664,000

Other assets ...............................................         513,000         131,000
                                                               -------------   -------------
                                                               $  13,518,000   $  19,370,000
                                                               =============   =============



                             See accompanying notes.

                           SOMATIX THERAPY CORPORATION

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                December 31,        June 30,
                                                                    1996               1996
                                                               --------------    --------------
Current liabilities:
    Accounts payable and accrued liabilities ...............   $    2,095,000    $    2,237,000
    Accrued compensation and related expenses ..............          801,000         1,169,000
    Capital lease obligations ..............................          983,000           861,000
    Accrued restructuring costs ............................        1,096,000           414,000
    Other current liabilities ..............................          239,000           186,000
                                                               --------------    --------------
         Total current liabilities .........................        5,214,000         4,867,000

Capital lease obligations, net of current portion, .........          992,000         1,217,000
Accrued restructuring costs,
    net of current portion .................................          634,000           834,000
Other liabilities ..........................................           78,000           249,000

Stockholders' equity
 Preferred stock, par value $0.01
    per share, 1,000,000 shares authorized;
   Series A, 247,651 shares, issued and
    outstanding (239,811 at June 30, 1996;
    liquidation preference of $6,191,275 at
    December 31, 1996) .....................................            2,000             2,000
   Series B, 33,333 shares, issued and
      outstanding (none at June 30, 1996;
      liquidation preference of $5,000,000 at
      December 31, 1996) ...................................            1,000                --
  Common stock, par value $0.01 per share,
    40,000,000 shares authorized,
    24,476,848 issued and outstanding
    (24,369,403 at June 30, 1996) ..........................          245,000           244,000
  Additional paid-in capital ...............................      187,401,000       182,118,000
  Accumulated deficit ......................................     (181,049,000)     (170,161,000)
                                                               --------------    --------------
      Total stockholders' equity ...........................        6,600,000        12,203,000
                                                               --------------    --------------
                                                               $   13,518,000    $   19,370,000
                                                               ==============    ==============


                             See accompanying notes.

                           SOMATIX THERAPY CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      Six Months Ended
                                              --------------------------------
                                                December 31,     December 31,
                                                   1996               1995
                                              --------------    --------------
                                                                  (unaudited)
Costs and expenses:
      Research and development                $    7,639,000    $    8,131,000
      General and administrative                   2,703,000         1,970,000
      Restructuring costs                          1,060,000                --
                                              --------------    --------------
            Total costs and expenses              11,402,000        10,101,000
                                              --------------    --------------
Operating loss                                   (11,402,000)      (10,101,000)
Other income, net                                    515,000           421,000
                                              --------------    --------------
            Net loss                          $  (10,887,000)   $   (9,680,000)
                                              ==============    ==============
Net loss per share                            $        (0.45)   $        (0.43)
                                              ==============    ==============
Shares used in calculation of
      net loss per share                          24,402,640        22,282,529
                                              ==============    ==============



                             See accompanying notes.

                           SOMATIX THERAPY CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                           Six Months Ended
                                                                                    --------------------------------
                                                                                     December 31,      December 31,
                                                                                         1996               1995
                                                                                    --------------    --------------
                                                                                                        (unaudited)
Cash flows from operating activities:
Net loss ........................................................................   $  (10,887,000)   $   (9,680,000)
Adjustments to reconcile net loss to
   net cash used in operating activities:
     Depreciation and amortization ..............................................        1,036,000           931,000
     Increase in other current assets ...........................................         (109,000)          (60,000)
     Increase in other assets ...................................................         (382,000)          (25,000)
     Decrease in accounts payable
       and accrued liabilities ..................................................         (143,000)         (695,000)
     Decrease in accrued compensation
       and related expenses .....................................................         (368,000)         (166,000)
     Increase (decrease) in accrued
        restructuring costs .....................................................          482,000          (704,000)
     Decrease in other
       liabilities ..............................................................         (118,000)          (64,000)
                                                                                    --------------    --------------
             Net cash used in operating
                 activities .....................................................      (10,489,000)      (10,463,000)
Cash flows from investing activities:
   Maturities of marketable securities ..........................................        4,440,000         1,700,000
   Purchase of marketable securities ............................................          (12,000)      (13,120,000)
   Decrease (increase) in restricted cash .......................................          350,000          (350,000)
   Purchase of equipment and
     improvements ...............................................................         (388,000)         (246,000)
                                                                                    --------------    --------------
             Net cash provided by (used in)
                  investing activities ..........................................        4,390,000       (12,016,000)
Cash flows from financing activities:
   Borrowings under sale/leaseback
     agreement ..................................................................          398,000           179,000
   Principal payments under capital
     lease obligations ..........................................................         (501,000)         (394,000)
   Net proceeds from issuance of
     common stock ...............................................................        5,285,000        11,550,000
                                                                                    --------------    --------------
             Net cash provided by
                  financing activities ..........................................        5,182,000        11,335,000
Net decrease in cash ............................................................         (917,000)      (11,144,000)
Cash and cash equivalents,
   beginning of period ..........................................................        6,703,000        14,326,000
                                                                                    --------------    --------------
Cash and cash equivalents,
   end of period ................................................................   $    5,786,000    $    3,182,000
                                                                                    ==============    ==============
Cash paid for interest ..........................................................   $      139,000    $      162,000
                                                                                    ==============    ==============
Supplemental disclosures of non-cash investing and financing activities:

     Conversion of preferred stock into common stock ............................   $      743,000    $           --
                                                                                    ==============    ==============


                             See accompanying notes.

                           SOMATIX THERAPY CORPORATION

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         Preferred Stock
                                                  ---------------------------------------------------------
                                                            Series A                       Series B
                                                  -----------------------------   --------------------------
                                                     Shares            Amount        Shares         Amount
                                                  -------------   -------------   -------------  -----------
Balances, June 30, 1995 ........................        254,000   $       3,000              --   $       --
Issuance of shares of common stock
  under stock option & purchase plans ..........             --              --              --           --
Paid in kind dividends for preferred stock .....         16,354              --              --           --
Conversion of preferred stock into
  common stock .................................        (30,543)         (1,000)             --           --
Exercise of warrants to purchase
  common stock .................................             --              --              --           --
Purchase of common stock by Bristol
  Myers Squibb, net of issuance costs ..........             --              --              --           --
Net Loss .......................................             --              --              --           --
                                                  -------------   -------------   -------------  -----------
Balances, June 30, 1996 ........................        239,811           2,000              --           --
Issuance of shares of common stock
  under stock option & purchase plans ..........             --              --              --           --
Exercise of warrants to purchase
  common stock .................................             --              --              --           --
Paid in kind dividends for Series A
  preferred stock ..............................          7,840              --              --           --
Private placement of preferred stock
  at $150.00 per share, net of
  issuance costs ...............................             --              --          33,333        1,000
Net Loss .......................................             --              --              --           --
                                                  =============   =============   =============  ===========
Balances, December 31, 1996 ....................        247,651   $       2,000          33,333  $     1,000
                                                  =============   =============   =============  ===========

                                                          Common  Stock           Additional                         Total
                                                  ----------------------------     Paid-in      Accumulated      Stockholders'
                                                      Shares        Amount         Capital         Deficit         Equity
                                                  -------------  -------------  -------------   -------------   -------------
Balances, June 30, 1995 ........................     20,991,996  $     210,000  $ 159,749,000  $(149,473,000)   $  10,489,000
Issuance of shares of common stock
  under stock option & purchase plans ..........        323,666          3,000        857,000              --         860,000
Paid in kind dividends for preferred stock .....             --             --             --              --              --
Conversion of preferred stock into
  common stock .................................        190,893          2,000         (1,000)             --              --
Exercise of warrants to purchase
  common stock .................................        559,627          6,000      1,572,000              --       1,578,000
Purchase of common stock by Bristol
  Myers Squibb, net of issuance costs ..........      2,303,221         23,000     19,941,000              --      19,964,000
Net Loss .......................................             --             --             --     (20,688,000)    (20,688,000)
                                                  -------------  -------------  -------------   -------------   -------------
Balances, June 30, 1996 ........................     24,369,403        244,000    182,118,000    (170,161,000)     12,203,000
Issuance of shares of common stock
  under stock option & purchase plans ..........         94,549          1,000        283,000              --         284,000
Exercise of warrants to purchase
  common stock .................................         12,896             --             --              --              --
Paid in kind dividends for Series A
  preferred stock ..............................             --             --             --              --              --
Private placement of preferred stock
  at $150.00 per share, net of
  issuance costs ...............................             --             --      5,000,000              --       5,001,000
Net Loss .......................................             --             --             --     (10,888,000)    (10,888,000)
                                                  =============  =============  =============   =============   =============
Balances, December 31, 1996 ....................     24,476,848  $     245,000  $ 187,401,000   $(181,049,000)  $   6,600,000
                                                  =============  =============  =============   =============   =============

                             See accompanying notes.

                           SOMATIX THERAPY CORPORATION

                          Notes to Financial Statements
   (Information for the six month period ended December 31, 1995 is unaudited)


1.       THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

COMPANY AND BASIS OF PRESENTATION.

Somatix Therapy Corporation ("Somatix" or the "Company") is a leader in the emerging field of gene therapy. Somatix is applying its gene therapy expertise to research and develop therapies to treat a variety of diseases. The Company is the result of three transactions. The first transaction, which was consummated in March 1991, combined Somatix Corporation and Hana Biologics, Inc. The second transaction occurred in January 1992, when the Company acquired GeneSys Therapeutics Corporation. The third transaction occurred in February 1995, when the Company acquired Merlin Pharmaceutical Corporation (see Note 2). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

The Company's fiscal year end is June 30. The information at December 31, 1995, and for the periods then ended, is unaudited, but includes all adjustments (consisting only of normal recurring entries) which the Company's management believes to be necessary for the fair presentation of the financial position, results of operations and changes in cash flows for the periods presented. Interim results are not necessarily indicative of results for a full year. The accompanying consolidated financial statements should be read in conjunction with the Company's audited financial statements for the fiscal year ended June 30, 1996.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a loss in each period since inception. The Company's accumulated deficit was $181,049,000 at December 31, 1996. Somatix expects to incur additional losses. As discussed under Note 8 below, the Company has entered into a Merger Agreement whereby the Company would become a wholly-owned subsidiary of Cell Genesys, Inc. pursuant to a merger transaction (the "Merger"). The Company believes that its existing capital resources, $5,475,000 of working capital at December 31, 1996, will be adequate to satisfy its requirements during the pendency of the Merger. The Company has, however, agreed to certain covenants regarding the operation of its business pending stockholder approval of the Merger, which covenants limit the amount and types of financing the Company may obtain during the pendency of the Merger. Although the Company believes that it has sufficient access to capital to fund its operations through the consummation of the Merger or any termination of the Merger Agreement, such covenants limit the Company's flexibility in raising further capital and would therefore materially and adversely affect the Company's operations if the Merger is not consummated.

Absent the consummation of the Merger, the Company's ability to continue operations will be dependent upon its ability to raise substantial additional funds immediately after any termination of the proposed Merger, including funds raised through collaborative relationships and public or private financings. No assurance can be given that additional funding will be available on acceptable terms, or at all. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on recoverability or classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

CASH AND CASH EQUIVALENTS.

At December 31, 1996, cash equivalents consist of short-term corporate debt securities totaling $4,000,000 with maturities at the date of acquisition of three months or less. Cash equivalents are stated at cost which approximates fair value.

USE OF ESTIMATES.

 The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

MARKETABLE SECURITIES.

At December 31, 1996, current marketable securities consist of government securities totaling $3,805,000 and corporate debt securities totaling $100,000 having maturities between three months and one year. Marketable securities are stated at cost which approximates fair value and the unrealized gains and losses at December 31, 1996 are not significant.

In accordance with SFAS 115, debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in investment income. Interest on securities classified as held-to-maturity is included in investment income.

It is the Company's policy to invest funds not required for current operations in financial instruments with strong credit ratings. The Company has not experienced significant losses to date on these investments.

EQUIPMENT AND IMPROVEMENTS.

Depreciation of equipment and furniture is provided over estimated useful lives of three to ten years using the straight-line method. Assets under capital leases are amortized by the straight-line method over their useful lives of three to five years. Leasehold improvements are amortized over the remaining lives of the applicable leases.

OTHER ASSETS.

Other assets include a note receivable from a board member for $400,000, secured by 100,000 shares of common stock. The note bears interest at a rate of 8.5% and the interest is payable quarterly, for the first five years, with the principal due at maturity or earlier by rendering consulting services to the Company.

RETIREMENT PLAN.

On January 1, 1993, the Company established a defined contribution plan which covers all employees 21 years and older. The Company's contributions to the plan are at the discretion of the Company's Board of Directors. Amounts contributed to the plan for the six-month period ending December 31, 1996 and 1995 was $109,000 and $29,000, respectively.

INCOME TAXES.

The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

PER SHARE INFORMATION.

Per share information is based on the weighted average number of common shares outstanding during each period. Shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock are not included since their inclusion would be anti-dilutive. In addition, the paid in kind dividends on the preferred stock are excluded as their impact would also be anti-dilutive.

2.       ACQUISITION OF MERLIN PHARMACEUTICAL CORPORATION

On February 13, 1995, the Company completed its acquisition (the "Acquisition") of Merlin Pharmaceutical Corporation ("Merlin"), a privately-held gene therapy company. The Company issued 2,257,385 shares of common stock in exchange for all of the outstanding capital stock of Merlin and assumed options and warrants to purchase an aggregate of 743,371 shares of the Company's common stock at exercise prices between $0.01 and $1.94 per share.

The transaction was accounted for as a purchase and the consideration issued by the Company was allocated to the tangible assets and intangible in-process technology acquired based on their estimated fair values on the Acquisition date. The aggregate purchase price of $13,702,000 consisted of (in thousands):

         Fair value of common stock issued                      $ 9,144
         Fair value of warrants and options assumed               3,110
         Acquisition costs                                          900
         Liabilities assumed                                        548
                                                                -------
                  Total purchase price                          $13,702
                                                                =======

The aggregate purchase price exceeded the fair value of Merlin's tangible assets by $13,679,000. This amount was allocated to acquired in-process technology and charged to operations in fiscal year 1995. The allocation of the aggregate purchase price was as follows (in thousands):

         Current assets                                         $    23
         In-process technology                                   13,679
                                                                -------
                                                                $13,702
                                                                =======

3.       STOCKHOLDERS' EQUITY

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

OTHER BENEFIT OR BONUS PLANS

1992 Stock Option Plan. The 1992 Stock Option Plan ("the Plan") provides for the granting of options for common stock to employees, officers, directors and consultants of the Company. The Company grants option shares of common stock for issuance under the plan at no less than the fair market value of the stock (85% of fair market value for non-qualified options). Options granted under the Plan have a maximum term of ten years and generally vest over four years at the rate of 25% one year from the beginning of the quarter closest to the grant date, and 1/16 quarterly thereafter.

Information with respect to the Plan activity for the fiscal year ended June 30, 1996, and six months ended December 31, 1996 is as follows:


                                                                               Six months ended
                                          Year ended June 30, 1996            December 31, 1996
                                          ---------------------------    ----------------------------
                                          Shares     Weighted-Average    Shares      Weighted-Average
                                           (000)      Exercise Price     (000)         Exercise Price
                                           -----      --------------     -----         --------------
Outstanding at beginning of period         2,383          $3.34          2,377            $3.71
Granted                                      423           5.70            417             4.36
Exercised                                   (263)          3.23            (95)            3.01
Canceled                                    (166)          4.32           (133)            4.30
                                           -----                         -----
Outstanding at end of period               2,377           3.71          2,566             3.81
                                           =====                         =====
Weighted average fair value of

options granted during the year                          $3.20                             $2.45


The following table summarizes information about stock options outstanding at December 31, 1996:

                                       Options Outstanding                          Options Exercisable
------------------ ------------------------------------------------------------ ----------------------------
                      Number            Weighted Average           Weighted-      Number       Weighted-
Range of Exercise  Outstanding              Remaining               Average     Exercisable     Average
      Prices            (000)           Contractual Life        Exercise Price      (000)   Exercise Price
------------------ ------------------------------------------------------------ ----------------------------
 $2.44 - 3.00          1,538                   7.42                 $ 2.91         1,254        $ 2.89
 $3.06 - 3.75            223                   8.54                   3.59           165          3.63
 $4.50 - 5.75            614                   9.25                   4.63           137          4.88
 $6.25 - 8.50            153                   9.15                   6.81            30          6.77
$15.32 - 18.72            38                   2.05                  15.95            38         15.95

Statement 123

Pro forma information regarding net loss and net loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of Somatix' options were estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions for fiscal year 1996 and for the six months ended December 31, 1996, respectively: risk-free interest rates of 5.94% and 6.41%; no dividend yields; volatility factors of the expected market price of the Company's common stock of 0.675 for both years; and an expected life of the option of 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The following table illustrates what net loss would have been had the Company accounted for its stock options under the provisions of FAS 123. Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1998.

                                                                                        SIX MONTHS ENDED
                                                         YEAR ENDED JUNE 30, 1996       DECEMBER 31, 1996
                                                       ------------------------------ ----------------------
                                                               in thousands (except per share data)
Net loss                    As reported                         $20,688                      $10,887
                            Pro forma                            21,347                       11,304
                                                       ------------------------------ ----------------------
Net loss per share          As reported                         $(0.90)                      $(0.45)
                            Pro forma                           $(0.93)                      $(0.46)
                                                       ------------------------------ ----------------------

Other Option Plans. As a result of mergers and acquisition, the Company adopted additional option plans. At December 31, 1996, options to purchase 479,436 shares were outstanding with an exercise price ranging from $0.0116 to $14.04 per share. All shares are exercisable; 6,250 are subject to repurchase rights.

PRIVATE PLACEMENT OF COMMON AND PREFERRED STOCK

Preferred Stock Series A. On June 29, 1995 the Company closed a private placement of units of common and preferred stock in the aggregate amount of $16,543,000, before issuance costs of $1,476,000. The financing consisted of $10,100,000 in common stock units of the Company ("Common Stock Units"; 2,769,892 shares) and $6,400,000 in preferred stock units of the Company ("Preferred Stock Units"; 254,000 shares).

The Common Stock Units were priced at $3.68, and consisted of one share of the Company's common stock ("Common Stock") and a warrant to purchase 0.56 of a share of Common Stock. The Preferred Stock Units were priced at $25.00, and consisted of one share of the Company's convertible preferred stock (the "Preferred Stock"), convertible to 6.25 shares of Common Stock at $4.00 per share, and warrants for 3.5 shares of Common Stock. In both cases the warrants have exercise prices of $4.00 per share and have three year terms.

The Preferred Stock terms include a paid-in-kind dividend paid quarterly until converted to common stock at the rate of 7% per year, a liquidation preference of $25.00 per share, extraordinary voting rights in the event the Company's net cash position, as defined, falls below $5,000,000, and a conversion price reset provision. Under the reset provision, thirteen months after closing, the conversion price may be reset to the lower of the current conversion price or the twenty day average closing price of the Common Stock in the thirteenth month. The conversion price after reset may not be less than $2.00 per share. Purchasers of the Preferred Stock Units have agreed to certain trading restrictions during this measurement period. The Preferred Stock will automatically convert to Common Stock at any time after two and one-half years after closing if the Common Stock trades at a 100% premium to the then-applicable conversion price.

Preferred Stock Series B. On September 25, 1996, the Company sold 33,333 shares of convertible Series B-1 preferred stock ("Preferred Stock") in a private placement pursuant to Regulation S under the Securities Act of 1933, as amended, for an aggregate consideration of $5,000,000 in cash. In addition, the Company has the right to sell up to $10,000,000 in additional shares of Preferred Stock during the three (3) year period beginning March 25, 1997 and ending September 25, 1999. The Preferred Stock is not entitled to dividends and is convertible into common stock at a premium over an average of the market price of the Company's Common Stock on the earlier of (i) the investor's option, (ii) immediately following any sixty (60) day trading period after March 1997 in which the Company's common stock has traded above 130% of the closing price of the common stock on September 24, 1996, or (iii) September 25, 1999. The Company also issued to the investor a warrant to purchase 650,000 shares of the Company's common stock at a price equal to 130% of the closing price of the Company's common stock on September 24, 1996. Such warrant is exercisable between March 1998 and September 2002.

OUTSTANDING WARRANTS

As of December 31, 1996, the Company had outstanding warrants to purchase 2,579,132 shares of common stock at prices ranging from $0.01 to $7.25 per share. The outstanding warrants resulted from the private placement of preferred and common stock during fiscal year 1995 and the sale/leaseback agreements entered into during fiscal year 1994. The warrants became exercisable in 1995 and expire at various dates through 1999. At December 31, 1996, 2,579,132 shares of common stock were reserved for that purpose.

SHARES RESERVED

At December 31, 1996, common stock was reserved for the following:

Exercise of stock warrants                              2,579,132
Conversion of preferred stock                           2,867,273
Stock option plans                                      3,105,806
                                                        ---------
                                                        8,552,211


See Note 3 in the June 30, 1996 financial statements with respect to any potential future equity issuance to Baxter Healthcare Corporation, Bristol-Myers Squibb, and private group of investors.

4.       INCOME TAXES

Significant components of the Company's deferred tax assets are as follows (in thousands):

                                                        December 31,           June 30,
                                                            1996                 1996

Net operating loss carryforward                           $ 41,800             $37,000

Research and development credit
     carryforward                                   5,100             4,600
Capitalized research and development                1,800             2,900
Restructuring costs                                   700               500
                                                 --------          --------
Gross deferred tax assets                          49,400            45,000
Valuation allowance                               (49,400)          (45,000)
                                                 --------          --------
Net deferred tax asset                           $     --          $     --
                                                 --------          --------

The valuation allowance increased $8,100,000 for the year ended June 30, 1996.

At December 31, 1996 the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $117,000,000 and $33,000,000, respectively, which expire in the years 1996 through 2011. The Company has federal tax credit carryforwards of approximately $4,200,000 which will expire in the years 1996 through 2011.

Because of "change in ownership" provisions of the Tax Reform Act of 1986, a portion of the Company's net operating loss carryforwards and tax credits will be subject to an annual limitation regarding their utilization against taxable income in future periods.

5.       COMMITMENTS

The Company leases certain laboratory, production, and office equipment under capital leases, and all office and laboratory space under operating leases. The operating lease agreements generally require the Company to pay operating costs including property taxes, insurance and maintenance.

Future minimum lease payments under capital and operating leases at December 31, 1996 are as follows:

                                                   Capital         Operating
                                                   Leases            Leases
                                                   ------            ------
     1997                                        $  1,203,000       $1,643,000
     1998                                             773,000        1,427,000
     1999                                             266,000          883,000
     2000                                             106,000          791,000
     2001                                                  --          815,000
     Thereafter                                            --        4,608,000
                                                 ------------     ------------
     Total minimum lease payments                   2,348,000     $ 10,167,000
                                                                  ============
     Less amount representing interest                373,000
                                                 ------------
     Present value of minimum lease payments        1,975,000
     Less current portion                             983,000
                                                 ------------
     Long-term portion                           $    992,000
                                                 ============

At December 31, 1996, the Company has certificates of deposit totaling $300,000 which secure obligations under certain operating leases.

Rent expense was $567,000 and $485,000 for the six-month period ending December 31, 1996, and 1995, respectively. At December 31, 1996, the net book value of equipment under capital leases is $1,260,000, compared to $1,400,000 at December 31, 1995. Certain other facilities are sub-leased under a non-cancelable lease for terms substantially identical to the original lease.

6.       OTHER INCOME

Other income is comprised of the following:

                                                 Six Months Ended
                                      December 31, 1996    December 31, 1995
                                      -----------------    -----------------
   Interest income                        $339,000            $503,000
   Interest expense                       (139,000)           (162,000)

   Other income (expense), net             315,000              80,000
                                         ---------          ----------
                                         $ 515,000          $  421,000
                                         =========          ==========

7.       RESTRUCTURING COSTS

In June 1995, the Company initiated certain changes in the structure of its research and development efforts. These changes included a selective reduction in the Company's overall research, clinical and administrative work force. Accordingly, the Company recorded restructuring costs of $2,752,000 in the fourth quarter of fiscal year 1995, which included employee severance costs for 20 employees, totaling $314,000, of which $176,000 was paid during 1995. Restructuring costs also included the write-down of certain assets to net realizable value and the accrual of future rent obligations on vacated buildings and other such future costs related to the restructuring. As of December 31, 1996, the remaining accrued costs amounted to $1,016,000 which relate to future rent obligations.

On September 24, 1996, the Company implemented a cost reduction program, delaying a Phase III clinical trial for its Autologus GVAXTM Cancer Vaccine and significantly reduced the clinical development staff. Accordingly, the Company recorded restructuring costs of $ 1,060,000 in the first quarter of fiscal 1997, which included employee severance and related costs for 25 employees totaling $912,000. At December 31, 1996, the remaining accrued costs amounted to $714,000.

8.       SUBSEQUENT EVENTS

The Company entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with Cell Genesys, Inc. and S Merger Corp. (a wholly-owned subsidiary of Cell Genesys) dated as of January 12, 1997. Under the terms of the Agreement, the Company will become a wholly-owned subsidiary of Cell Genesys in a tax-free reorganization and stock-for-stock merger, and the Company's stockholders shall become stockholders of Cell Genesys. Pending approval by stockholders of both companies, Company stockholders will receive, in the aggregate, 10.6 million shares of Cell Genesys stock subject to adjustments in certain circumstances. The pendency of the merger may have a material and adverse effect on the Company's liquidity and capital resources. If the merger is not consummated, further funding will be required for on-going operations

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)   Exhibits.

Exhibit
Number                                Description
-------                               -----------
 2.1            Amended and Restated Agreement and Plan of Merger and
                Reorganization dated as of January 12, 1997, as amended
                and restated as of March 27, 1997, among Cell Genesys, Inc.,
                S Merger Corp., and Somatix Therapy Corporation.


                                       17.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 3, 1997                   SOMATIX THERAPY CORPORATION
                                              (Registrant)


                                       By:    /s/ Edward O. Lanphier
                                              ---------------------------
                                       Name:  Edward O. Lanphier II
                                       Title: Chief Financial Officer




                                       3.